SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Exchange Act Rule 14a-12

National Commerce Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by National Commerce Financial Corporation Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended

On August 23, 2004, National Commerce Financial Corporation made available the following information to its employees concerning the proposed merger with SunTrust Banks, Inc:

Merger Update

Starting last week shareholders have begun receiving information on the procedures for voting their shares of NCF stock and making elections to receive either cash or SunTrust stock as consideration for the merger. You may receive calls from shareholders, and this update is designed to assist you in answering these questions. For additional questions or more information about the election process, shareholders should call 800-568-3476. For your assistance, however, we have prepared the following Q&A to assist with some of the more commonly asked questions.

1.	What materials have been sent to shareholders, causing all these questions? NCF shareholders have been mailed two packets of information. Shareholders are urged to read these materials carefully.

The first package, which was first mailed on August 6, includes the joint proxy statement/prospectus (outlining the details of the merger) and the proxy card which allows shareholders to vote "for" or "against" the merger. Shareholders may vote by completing, signing and dating the proxy card and mailing it in the enclosed envelope or, if available, by casting their vote electronically, either on line or by telephone (electronic voting instructions are printed on the proxy card.)

A second package containing an election form and corresponding instructions, together with associated materials, was first mailed to NCF shareholders on August 13. The election form enables NCF shareholders to request either cash or SunTrust stock as consideration for the merger.

2.	Why do shareholders need to send in their proxy cards? Why are their votes important?
By law, the merger agreement must be approved by the holders of a majority of the outstanding shares of NCF common stock entitled to vote. Accordingly, if an NCF shareholder fails to vote, or abstains, that will have the same effect as a vote against approval of the merger.

3.	Why do shareholders need to send in their NCF certificates and election forms?
Holders of NCF common stock who wish to elect the type of merger consideration they prefer to receive (either cash or SunTrust stock) must complete, sign and deliver the form of election (together with their NCF share certificates) to SunTrust Bank, as the exchange agent, by the deadline of 5 pm., EDT, on September 14, 2004. A shareholder should read the election form and accompanying materials carefully to determine whether any special election procedures apply to the NCF shares that such shareholder owns.

If an NCF shareholder does not submit a properly completed and signed form of election (together with his NCF share certificates) by the election deadline, then the shareholder will have no control over the type of merger consideration (cash or SunTrust stock) that he or she will receive.

Also note that, once an NCF shareholder has sent in his or her election form along with their NCF share certificate or certificates (and has not revoked that election prior to the election deadline of September 14), those NCF shares may not be sold.

4.	What is the deadline for shareholders to return their election forms and associated documents?
SunTrust Bank, as the exchange agent, must receive all stock certificates and election forms no later than 5:00 p.m. EDT, September 14, 2004.

5.	Once shareholders have sent in their election forms and NCF stock certificates, what happens if the merger does not go through? Their NCF certificates will be returned to them.

6.	If shareholders elect to receive cash, when can they expect to receive a check?
SunTrust Bank, as the exchange agent, expects to begin mailing checks to shareholders the day after the merger closes and expects all checks to be mailed out within seven to 10 days of the merger closing.

7.	If shareholders elect to receive stock, when will they receive new certificates?
SunTrust Bank, as the exchange agent, expects to begin mailing new certificates to shareholders the day after the merger closes and expects all new certificates to be mailed out within seven to 10 days of the merger closing.

8.	If a shareholder has not yet received an election form, where can he or she get one?
First, since the election forms only began mailing a few days ago, shareholders need to provide ample time to receive their documents. However, if a shareholder has not received an election form after a period of time following the mailing, he or she may request an election form and obtain other information related to the election process by contacting SunTrust's transfer agent division at 800-568-3476.

9.	What will happen to September dividends shareholders are scheduled to receive?
Shareholders of record as of August 31, will receive their regular dividend payment, as previously scheduled, on September 15, 2004.

10.	Are there tax implications to either the cash or stock election?
Shareholders should consult their tax advisors as regarding their personal situation and election. A shareholder should refer to the joint proxy statement/prospectus for more information regarding the tax consequences of the merger. However, as a general rule, we expect that the material U.S. federal income tax consequences of the merger to NCF shareholders will be as follows:

-- If a shareholder exchanges NCF common stock solely for cash in the merger, he or she generally should recognize capital gain or loss equal to the difference between the amount of cash received and his or her tax basis in the stock surrendered.

-- If a shareholder exchanges NCF common stock solely for SunTrust common stock in the merger, he or she will not recognize any gain or loss, except to the extent of the cash he or she receives in lieu of a fractional SunTrust share.

-- If a shareholder exchanges NCF common stock for a combination of cash and SunTrust common stock in the merger, he or she generally will recognize gain (but not loss), and the gain will be equal to the lesser of (1) the excess of the sum of the cash and the fair market value of the SunTrust common stock received over his or her tax basis in the NCF stock surrendered, or (2) the amount of cash received.

-- A shareholder's holding period for the SunTrust common stock received in the merger generally will include his or her holding period for the NCF common stock exchanged in the merger.

11.	Can I change my mind if I have already sent my stock certificates and election form?
Shareholders who hold certificated shares can revoke their election and submit new election materials by submitting a written notice to the exchange agent at the following address. That written notice must be received prior to the election deadline (5:00 p.m. EDT, September 14, 2004).

SunTrust Bank, Stock Transfer Department P.O. Box 4625 Atlanta, GA 30302

Shareholders must specify the account name and such other information as the exchange agent may request; revocations may not be made in part. New elections must be submitted in accordance with the election procedures described in the join proxy statement/prospectus.

Shareholders holding shares through a broker must follow the broker's directions for changing an election.

12.	If a shareholder's NCF shares are held in the "street name" (a broker, such as Fidelity, or a bank); what should he or she do?
The bank or broker will send both the proxy card and election form to shareholders who hold shares in street name. The proxy card and election form should be completed and returned to the bank or broker per their instructions.

13.	If a shareholder's NCF shares are held in the "street name" and the shareholder has not yet received an election form, or if the shareholder did not receive all of the election form materials, what should he or she do?
The shareholder must contact his or her broker to request a form or to request additional information. Most brokers have their own standard election forms; these are the only forms they can accept, so it is important to refer the shareholder back to the broker for assistance.

14.	What if a shareholder participates in the NCF Dividend Reinvestment Program? Are shares in the DRIP handled any differently than those held in certificated form or in street name? How does a shareholder submit his or her certificate when he or she does not physically have them because they are held in the DRIP?

NCF DRIP plan participants whose certificates are held in the DRIP should complete and deliver the election form as directed, but do not need to deliver NCF stock certificates to the exchange agent (SunTrust Bank). Delivery of such certificates will be handled by American Stock Transfer as administrator of the NCF DRIP.

If a shareholder holds a certificate or certificates for NCF shares credited to the NCF DRIP, he or she should complete and deliver the election form and the certificate or certificates as directed.

15.	If a shareholder currently participates in the NCF DRIP plan and elects to receive stock, will his/her new SunTrust shares automatically be placed in the SunTrust dividend reinvestment plan?

No. Shortly after the merger, SunTrust will contact NCF DRIP participants with dividend reinvestment plan information and enrollment procedures for the SunTrust dividend reinvestment program.

16.	How does the timing of sending in my election form impact a shareholder's request for receiving cash or stock?

Properly completed election forms received before the deadline will be considered in the context of the formula contained in the merger agreement.

Election forms received after the deadline are deemed not to have been submitted, and the submitting shareholder will have no choice in the form of election (cash, or SunTrust stock) received.

Please note that regardless of whether a shareholder makes a timely election, such shareholder may nevertheless receive a mix of cash and stock different than that indicated on the election form.

All Election Form or Election Process questions should be referred to SunTrust's transfer agent division at 800-568-3476. For questions related to the proxy form or prospectus, please contact Jekka Pinckney, 901-523-3525.